Fisher Communications to Explore Strategic Alternatives

SEATTLE, Washington — (MARKETWIRE) – January 10, 2013 — Fisher Communications, Inc. (NASDAQ: FSCI) announced today that its Board of Directors has decided to explore and evaluate potential strategic alternatives intended to enhance shareholder value, which could result in, among other things, a possible sale of the Company. The Company has retained Moelis & Company as its financial advisor and White & Case LLP and Perkins Coie LLP as its legal counsel.

The Company has not made a decision to pursue any specific strategic transaction or any other strategic alternative, and there is no set timetable for the strategic review process. There can be no assurance that the exploration of strategic alternatives will result in the consummation of any transaction. The Company does not intend to comment further regarding the evaluation of strategic alternatives until such time as the Board has determined the outcome of the process or otherwise has deemed that disclosure is appropriate.

Due to the Board’s decision to explore and evaluate strategic alternatives, the Company will delay the date of its 2013 annual meeting of shareholders (the “Annual Meeting”) to a date that is not earlier than June 9, 2013. As a result, in accordance with the Company’s Amended Bylaws, nominations by shareholders for the election of Company directors at the Annual Meeting, and notice of other proper business, will be due on the later of: (i) the 90th day prior to the Annual Meeting, or (ii) the tenth day following the day on which the notice of the date of the Annual Meeting was mailed to shareholders or such public disclosure was made.

About Fisher Communications, Inc.
Fisher Communications, Inc. is a Seattle-based communications company that owns and operates 13 full power television stations, 7 low power television stations, 3 owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites), and Fisher Pathways, a satellite and fiber transmission provider. For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded or followed by, or that includes, the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, including, among other things, statements related to the outcome of the Board of Directors’ strategic review and evaluation of the Company, changes in revenue, cash flow and operating expenses, involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2011 and other periodic reports filed with the Securities Exchange Commission, which are incorporated herein. Our Annual Report on Form 10-K and other periodic reports are available at the website maintained by the SEC at www.sec.gov.

Contacts:

Sard Verbinnen & Co
Ron Low or David Isaacs
(415) 618-8750